Exhibit 10.9
AMENDMENT NO. 2
TO
SUPPLY AGREEMENT

        This Amendment is made effective as of the last date indicated on the signature page hereto, by and between Cardiovascular Systems, Inc. (“CSI”) and Fresenius Kabi AB (“FRESENIUS”).

        WHEREAS, CSI and FRESENIUS entered into a Supply Agreement dated as of April 4, 2011 (the “Agreement”);

        WHEREAS, CSI and FRESENIUS entered into an Amendment No. 1 to Supply Agreement effective March 17, 2016 (the “First Amendment”); and

        WHEREAS, the parties wish to amend certain terms of the Agreement.

        NOW, THEREFORE, the parties agree as follows:

1.Section 6.2 of the Agreement is hereby deleted in whole and replaced with the following:“The Price for the Product and the period for which it will be valid is laid out in the relevant Product Schedule. On the First Price Review Date of a Product Schedule and on each anniversary of such First Price Review Date, the Product Schedule will be reviewed and a Price Adjustment, if any, will be agreed upon by the Parties, in accordance with the following:
i.The average percentage increase or decrease in the Swedish Consumer Price Index over the twelve (12)-month period immediately preceding the First Price Review Date or any anniversary of the First Price Review Date; or
ii.If the material costs of manufacture of the Products increases by more than five percent (5%) during the twelve (12)-month period immediately preceding the First Price Review Date or any anniversary of the First Price Review Date, Fresenius may increase the Price of Product in accordance with such documented increase in the price of procured materials. Materials to be adjusted under this provision are to be excluded from the index-based price adjustment in the calendar year of the material cost increase, set forth in 1. a).
iii.In case of changes related to the Product, the Manufacturing Process, the supply chain or changes in quality or regulatory requirements, the Price shall be negotiated afresh in good faith.

Index	Internet Link
Consumer price index Sweden

https://www.scb.se/en/finding-statistics/statistics-by-subject-area/prices-and-consumption/consumer-price-index/consumer-price-index-cpi/pong/tables-and-graphs/consumer-price-index-cpi/inflation-rate-according-to-cpi/

2.Section 14.1 of the Agreement, as amended by the First Amendment is hereby deleted in whole and replaced with the following:

        “This Agreement shall become effective at the Effective Date and shall continue until December 31, 2024 (the “Initial Term”), unless earlier terminated in accordance with Sections 14.2 and 14.3. This Agreement shall automatically renew for subsequent periods of twenty four (24) months (the “Extended Term”) unless either Party elects not to renew this Agreement by providing the other Party written notice of non-renewal no later than twenty four (24) months prior to the end of the Initial Term or prior to the end of any Extended Term.”

3. Section 14.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“14.6 FRESENIUS Exit.

14.6.1 Notwithstanding anything to the contrary set forth herein, if FRESENIUS elects to withdraw its regulatory file for Intralipid (injectable lipid emulsion) 10% in the USA FRESENIUS will use commercial reasonable efforts to give CSI written notice 24 months before such a planned withdrawal, and at the end of such 24 month period CSI may make a final purchase for the US from FRESENIUS of the Product in such quantities as CSI deems necessary.

14.7 Survival. The Parties rights and obligations under Articles 1, 8, 9, 10, 11, and 12, the last sentence of Section 14.4, and this Section 14.7 will survive expiration or termination of this Agreement, however the same occurs.”

4. Except as set forth herein, all provisions of the Agreement will remain in full force and effect without modification.

5. Capitalized terms used in this Amendment, but not otherwise defined, have the meanings assigned to them under the Agreement.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the dates indicated below.

            CARDIOVASCULAR SYSTEMS, INC.

            By: /s/ John Hastings  18 Mar 2020
            Name: John Hastings     Title: VP, Mfg & Operations

            FRESENIUS KABI AB

            By: /s/ Bettina Krausenbaum 2020-03-04
            Name: Bettina Krausenbaum     Title: Managing Director

By: /s/ Therese Schäfers
Name: Therese SchäfersTitle: CFO